SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material pursuant to Rule 14a-1(c) or Rule 14a-12

                     Continental Homes Holding Corporation
         -----------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


         -----------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]  $125 per  Exchange  Act  Rules  0-11(c)(1)(ii), 14a-6(i)((1) or
       14a-6(j)(2).
[   ]  $500 per each  party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

           -----------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           -----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/

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       4)  Proposed maximum aggregate value of transaction:

           -----------------------------------------------------------------
  _/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]  Check box if  any part of the fee  is offset as provided  by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

              ---------------------------------------------
       (2)    Form, Schedule or Registration Statement No.:

              ---------------------------------------------
       (3)    Filing Party:

              ---------------------------------------------
       (4)    Date Filed:

              ---------------------------------------------

                         CONTINENTAL HOMES HOLDING CORP.
         7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253
                                 (602) 483-0006

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held

                                 August 29, 1996

                              --------------------


To our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held on August 29, 1996, at 9:00 A.M. (Phoenix time) at the Company's executive offices located at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, for the following purposes:

         (1) To elect eight directors; and

         (2) To amend the By-Laws of the Company to provide (i) for the classification of the Board of Directors into three classes; (ii) that a director may be removed by shareholders only for cause and only with the approval of eighty percent (80%) of the outstanding shares; (iii) that the Board of Directors shall be composed of not fewer than three and not more than ten directors; and (iv) that these amendments may be amended or repealed only by an affirmative vote of seventy-five percent (75%) of the outstanding shares.

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of Common Stock of record at the close of business of June 26, 1996 will be entitled to receive notice of and to vote at the meeting or at any adjournment thereof.

                                              By Order of the Board of Directors



                                              Julie E. Collins
                                              Secretary

Scottsdale, Arizona
July 25, 1996

         Whether or not you intend to be present at the meeting, please date and sign the enclosed proxy card and mail it promptly in the enclosed postage-paid, addressed envelope.

                                 PROXY STATEMENT

         The Annual Meeting of Stockholders of Continental Homes Holding Corp. (the "Company") will be held at the Company's executive offices located at 7001
N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, on August 29, 1996 at 9:00 A.M. (Phoenix time) for the purposes set forth in the foregoing notice of meeting. The accompanying form of proxy for use at the meeting and at any adjournments thereof is solicited by the Board of Directors of the Company. Any proxy may be revoked by the stockholder by written notice to the Secretary of the Company, if such notice is actually received by her before such proxy is exercised, or by attending and voting at the meeting in person.

         The vote of a plurality of the shares held by persons present at the meeting in person or by proxy is required for the election of directors as outlined in Proposal One and the vote of a majority of shares of stock eligible to vote at the meeting is required to amend the By-Laws as outlined in Proposal Two. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be counted for purposes of determining whether a quorum is present, will have the effect of a vote against a proposal for which a majority of the outstanding shares is required, and will have no effect on the election of directors.

         Proxies in the accompanying form which are properly executed by stockholders, duly returned to the Company and not revoked will be voted in the manner indicated below. This proxy statement and the accompanying proxy are being mailed to stockholders on or about July 25, 1996.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the close of business on June 26, 1996, the record date for the meeting, the Company had 7,001,330 shares of its common stock, par value $.01 per share (the "Common Shares") outstanding and entitled to vote at the meeting. Each Common Share will be entitled to one vote on each matter presented at the meeting. The presence in person or by proxy of a majority of Common Shares entitled to vote at the meeting shall constitute a quorum.

         The following table sets forth certain information as of the close of business on July 5, 1996 concerning (i) the beneficial ownership of the Common Shares by each director, nominee for director and named executive officer and by all directors and executive officers of the Company as a group and (ii) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Common Shares.

                                                       Number of         Percent
                                                     Common Shares         of
                     Name and Address                Beneficially        Common
                  of Beneficial Owner (1)                Owned           Shares
                  -----------------------                -----           ------
Donald R. Loback                                        543,350             7.7%
W. Thomas Hickcox                                        36,375  (2)         *
Robert B. Ryan                                           19,000  (3)         *
Timothy C. Westfall                                      15,250  (4)         *
Bradley S. Anderson                                         200              *
Peter D. O'Connor                                           -0-              *
Jo Ann Rudd                                                 -0-              *
William Steinberg                                           500              *
Directors and officers as a group
     (9 persons)                                        615,425  (5)        8.7%
FMR Corp. (6)                                           750,800            10.7%
Wellington Management Company (7)                       463,500             6.6%
Mitchell Hutchins Asset Management, Inc. (8)            460,000             6.5%
First Union Corporation (9)                             453,300             6.4%
Dimensional Fund Advisors, Inc. (10)                    405,348             5.8%
- ----------
*Denotes less than 1% of outstanding Common Shares

(1) Except as set forth in Notes 6 through 10, the address for each beneficial owner is c/o Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

(2) Includes options to purchase 22,875 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(3) Includes options to purchase 5,500 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(4) Includes options to purchase 15,250 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(5) Includes options to purchase 44,375 Common Shares granted under the Amended and Restated 1988 Stock Incentive Plan and the Restated 1986 Stock Incentive Plan.

(6) As reflected in Schedule 13-G dated May 9, 1996 filed by FMR Corp. Their address is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) As reflected in Schedule 13-G dated February 9, 1996 filed by Wellington Management Company. Their address is 75 State Street, Boston, Massachusetts 02109.

(8) As reflected in schedule 13-G dated February 13, 1996 filed by Mitchell Hutchins Asset Management, Inc. Their address is 1285 Avenue of the Americas, New York, New York 10019.

(9) As reflected in Schedule 13-G dated February 12, 1996 filed by First Union Corporation. Their address is One First Union Center, Charlotte, North Carolina, 28288.

(10) As reflected in Schedule 13-G dated February 7, 1996 filed by Dimensional Fund Advisors. Their address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Eight Directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until their successors are elected and qualified. If the proposal to amend the Company's By-Laws to provide for a classified Board of Directors is approved, assuming their election, Class I nominees will serve for a term expiring at the 1997 Annual Meeting, Class II nominees will serve for a term expiring at the 1998 Annual Meeting and Class III nominees will serve for a term expiring at the 1999 Annual Meeting. If the proposal is not approved, then all eight nominees, if elected, will serve for a term expiring at the 1997 Annual Meeting or until their respective successors are elected and qualified. The Board of Directors proposes the elections of the following nominees and intends that the persons named in the accompanying proxy will vote the shares represented by each proxy for the election as Directors of such nominees unless a contrary direction is indicated. If prior to the meeting any nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named in the accompanying proxy will vote for such alternate nominee, if any, as may be selected by them.

         Certain information is given below for each nominee for Director and the Class in which each will initially serve if the proposed amendments to the By-Laws of the Company are adopted.

 Nominee, Year First Elected                          Position with the Company, Present Principal Occupation,
         as Director                                              Principal Occupations During the
           and Class            Age                           Last Five Years and Other Directorships
- ----------------------------    ---     --------------------------------------------------------------------------------------

Donald R. Loback                44      Chairman and Chief Executive  Officer of the Company since  September 1995,  Co-Chief
  1985 (Class III)                      Executive Officer since July 1986.

W. Thomas Hickcox               43      President  and Chief  Operating  Officer  of the  Company  since  September  1995 and
  1992 (Class III)                      December 1994,  respectively.  Senior Vice President of  Continental  Homes,  Inc., a
                                        subsidiary  of  the  Company  ("CHI") since  May 1991 and Vice President of Sales and
                                        Marketing  of CHI  from  May 1985 to May 1991.

Robert B. Ryan                  39      Vice  President of  Management  Information  Systems of the Company  since  September
  (Class II)                            1995, Vice President of CHI since March 1986.

Timothy C. Westfall             50      Vice President and General  Counsel of the Company since October 1994, Vice President
  (Class II)                            and General Counsel of CHI since February 1990.

Bradley S. Anderson             35      Senior Associate,  Commercial Properties Division of CB Commercial Real Estate Group,
  1993 (Class II)                       Inc., a real estate brokerage company in Scottsdale, Arizona since January 1987.

Peter D. O'Connor               53      Vice  President of First  Highland,  an industrial  real estate  development  company
  (Class I)                             since 1989.

Jo Ann Rudd                     51      Owner/President  of the accounting firm of Jo Ann Rudd CPA, P.C. in Phoenix,  Arizona
  1992 (Class I)                        since April 1986.

 Nominee, Year First Elected                          Position with the Company, Present Principal Occupation,
         as Director                                              Principal Occupations During the
           and Class             Age                           Last Five Years and Other Directorships
- -----------------------------    ---    --------------------------------------------------------------------------------------

William Steinberg               41      Vice President,  AMB Institutional  Realty Advisors,  Inc., a pension fund advisor in
  1992 (Class III)                      Boston,  Massachusetts since August 1994.  President and Founder of Saxe Investments,
                                        a real estate  services  and  consulting company  in  Scottsdale,   Arizona  from
                                        February  1993 through  July 1994.  From August 1988 through February 1993 he was
                                        a  Partner/Principal  of  Trammell  Crow Company,   a  real  estate   development
                                        company in Phoenix, Arizona.

During fiscal 1996, the Board of Directors had the following committees:

         The Audit Committee is composed of Bradley S. Anderson, Jo Ann Rudd and William Steinberg. The function of the Audit Committee is to review the Company's internal controls, its financial reporting and the scope and results of the audit engagement. It meets with appropriate Company financial personnel and independent public accountants in connection with these reviews. The Committee also recommends to the Board the appointment of the independent public accountants, who have access to the Committee at any time. In fiscal 1996 one Audit Committee meeting was held.

         The Compensation Committee is composed of Bradley S. Anderson, Jo Ann Rudd and William Steinberg. The function of the Compensation Committee is to establish the amount and form of compensation awarded to Messrs. Loback and Hickcox, including salary, bonuses and stock option awards and to monitor compensation of the other executive officers of the Company. In fiscal 1996, five Compensation Committee meetings were held.

         The Stock Incentive Committee and Incentive Compensation Committee are comprised of Donald R. Loback and W. Thomas Hickcox. The function of the Stock Incentive and Incentive Compensation Committees is to administer the Company's Amended and Restated 1988 Stock Incentive Plan and Restated 1986 Stock Incentive Plan, respectively (except with respect to Messrs. Loback and Hickcox). During fiscal 1996, the Stock Incentive Committee held one meeting and the Incentive Compensation Committee held no meetings.

         The Board of Directors does not have a nominating committee.

         During fiscal 1996, the Board of Directors had a total of seven meetings. All of the directors attended more than 85% of the meetings of the Board of Directors and meetings of each of the Committees on which they served. In fiscal 1996 each director who is not an employee was paid an annual fee of $7,500 and an additional $500 for each Board and Committee meeting attended. In fiscal 1997 each non-employee director will be paid an annual fee of $12,000 and $500 for each Board and Committee meeting attended.

                               EXECUTIVE OFFICERS

         The following information is furnished with respect to executive officers of the Company who are not nominees to serve on the Board of Directors.

                                                                   Position with the Company and
Name                           Age                       Principal Occupations During the Last Five Years
- ----                           ---     ---------------------------------------------------------------------------------------
Julie E. Collins               36      Financial  Vice  President,  Treasurer  and  Secretary of the Company since July 1996,
                                       Controller of CHI prior to that date.


         The following table sets forth the annual compensation, long-term compensation and all other compensation for the last three fiscal years for the Company's Chief Executive Officer and the four next most highly compensated executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                 Annual Compensation                     Compensation
                                                                                            Awards
                                  ---------------------------------------------------       ------
  Name and Principal     Fiscal      Salary          Bonus          Other Annual            Options             All Other
       Position           Year          $              $          Compensation (1)             #            Compensation (2)
- ----------------------- --------- -------------- --------------- -------------------- -------------------- --------------------
Donald R. Loback          1996       $250,000        $540,000            $--                    -0-               $6,273
  Chief Executive         1995        200,000         100,000             --                    -0-                4,415
  Officer                 1994        200,000          92,429             --                    -0-                4,398

W. Thomas Hickcox         1996        232,692         368,000             --                    -0-                4,623
  President and           1995        192,308         125,000             --                  5,000                4,307
  Chief Operating         1994        178,462          81,890             --                  4,000                3,399
  Officer

Timothy C. Westfall       1996        154,750         115,000             --                  5,000                4,493
  Vice President and      1995        148,385          50,000             --                  3,000                4,409
  General Counsel         1994        141,616          30,000             --                  3,000                3,912

Kathleen R. Wade          1996         69,708         200,000             --                    -0-                4,602
  (3)                     1995        200,000         100,000             --                    -0-                4,074
                          1994        200,000          83,714             --                    -0-                4,202

Kenda B. Gonzales         1996        108,092         125,000             --                  5,000                3,608
  (4)                     1995         96,131          65,000             --                  3,000                2,898
                          1994        100,000          40,000             --                  3,000                2,890

(1) The amount of perquisites and other personal benefits received by each of the Named Officers for a fiscal year does not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of such Named Officer for such fiscal year.

(2) Includes Company contributions to the Company's 401(k) retirement plan and premiums and administrative service fees paid by the Company under the executive split dollar life insurance program. The Company is entitled to recover the premiums and administrative service fees from any amounts paid by the insurer on such split dollar life policies and has retained a collateral interest in each policy to the extent of the premiums and administrative service fees paid with respect to such policy. The following table sets forth the value of all other compensation:

                                                           D.R.           W.T.           T.C.          K.R.          K.B
                                                          Loback         Hickcox       Westfall        Wade        Gonzales
                                                          ------         -------       --------        ----        --------
Fiscal 1996
  401(K) Company Contribution                             $ 5,115         $ 3,651      $ 3,299       $ 3,634       $ 3,111
  Economic Benefit of Split Dollar Plan                     1,158             972        1,194           968           497
                                                          -------         -------      -------       -------       -------
                                                          $ 6,273         $ 4,623      $ 4,493       $ 4,602       $ 3,608
                                                          =======         =======      =======       =======       =======
Fiscal 1995
  401(K) Company Contribution                             $ 3,449         $ 3,396      $ 3,294       $ 3,234       $ 2,408
  Economic Benefit of Split Dollar                            966             911        1,115           840           490
                                                          -------         -------      -------       -------       -------
                                                          $ 4,415         $ 4,307      $ 4,409       $ 4,074       $ 2,898
                                                          =======         =======      =======       =======       =======
Fiscal 1994
  401(K) Company Contribution                             $ 3,433         $ 2,719      $ 2,981       $ 3,363       $ 2,400
  Economic Benefit of Split Dollar                            965             680          931           839           490
                                                          -------         -------      -------       -------       -------
                                                          $ 4,398         $ 3,399      $ 3,912       $ 4,202       $ 2,890
                                                          =======         =======      =======       =======       =======

(3) Ms. Wade was Co-Chief Executive Officer prior to her resignation in September 1995.

(4) Ms. Gonzales was Chief Financial Officer, Treasurer and Secretary prior to her resignation in July 1996.

         The following table sets forth information on options grants in fiscal 1996 to each of the Named Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           Potential
                                                                                                      Realizable Value at
                                                                                                        Assumed Annual
                                                                                                     Rates of Stock Price
                                                                                                         Appreciation
                                       Individual Grants                                                for Option Term
- -------------------------------------------------------------------------------------------------       ---------------
                                                   % of Total
                                                     Options
                                                   Granted to         Exercise
                                 Options          Employees in         Price        Expiration
           Name                Granted #(1)        Fiscal Year         ($/Sh)          Date            5%            10%
           ----                ------------        -----------         ------          ----            --            ---

Donald R. Loback                    -0-                -0-  %        $   --               --      $     --      $
                                                                                                                       --
W. Thomas Hickcox                   -0-                -0-               --               --            --
                                                                                                                       --
Timothy C. Westfall               5,000               14.3            18.25         11/29/05        57,387        145,429
Kathleen R. Wade                    -0-                -0-               --               --            --
                                                                                                                       --
Kenda B. Gonzales                 5,000               14.3            18.25         11/29/05        57,387        145,429

(1) All options granted are for Common Shares and are exercisable in cumulative 25% installments commencing one year from the date of grant, with full vesting occurring on the fourth anniversary date.

         The following table sets forth information on option exercises in fiscal 1996 by each of the Named Officers and the value of such officers' unexercised options at May 31, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                              Value of
                                                                             Number of                      Unexercised
                                                                            Unexercised                     In-The-Money
                                                                            Options at                       Options at
                                                                        Fiscal Year End (#)             Fiscal Year End ($)
                                                                        -------------------             -------------------
                                      Shares
                                    Acquired on        Value
              Name                 Exercise (#)    Realized ($)   Exercisable     Unexercisable    Exercisable    Unexercisable
              ----                 ------------    ------------   -----------     -------------    -----------    -------------
Donald R. Loback                       -0-        $        --           -0-            -0-       $         --      $       --
W. Thomas Hickcox                    5,695             96,535         22,875          6,375           316,047          56,412
Timothy C. Westfall                  3,000             61,500         15,250          9,500           210,719          71,243
Kathleen R. Wade                       -0-                               -0-            -0-                --              --
                                                           --
Kenda B. Gonzales                   10,000            166,769         16,195          9,500           221,478          71,243

Compensation Committee Report

         The Compensation Committee of the Board of Directors is comprised of three non-employee directors of the Company, currently Messrs. Anderson and Steinberg and Ms. Rudd. The Committee is responsible for establishing the compensation levels for Messrs. Loback and Hickcox. The Committee is also responsible for reviewing and monitoring, but not approving compensation to other executives of the Company.

         The Company's executive compensation programs are intended to enable the Company to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and return on stockholders' equity.

         In fiscal 1996 the Company had three Executive Officers excluding Messrs. Loback and Hickcox. Compensation for executive officers is determined by Messrs. Loback and Hickcox. Commencing in fiscal 1994, such compensation levels were reviewed by the Compensation Committee. It is recognized that management is most familiar with the individual employees, with prevailing levels for compensation within certain markets and other factors affecting compensation. However, Compensation Committee review is to ensure that compensation decisions relative to executives of the Company are made responsibly.

         The committee sets compensation for Messrs. Loback and Hickcox. In keeping with the Company's compensation objectives; Messrs. Loback's and Hickcox's compensation is largely driven by cash incentives that are directly tied to the Company's financial performance. Accordingly, it was determined that Mr. Loback's fiscal 1996 compensation would be comprised of a base salary of $250,000 plus a cash bonus equal to 1.25% of the Company's pre-tax, pre-incentive income.
Mr. Loback has the same arrangement for fiscal 1997.

         Mr. Hickcox's fiscal 1996 compensation was comprised of a base salary of $250,000 plus a cash bonus equal to .75% of the Company's pre-tax, pre-incentive income. In fiscal 1997, Mr. Hickcox will have the same base salary and his bonus will be increased to 1.0% of the Company's pre-tax, pre-incentive income.

         As a part of the decision making process, the Committee reviewed prior years compensation of Chief Executive Officers and Presidents of selected homebuilding companies deemed comparable to the Company, noting that during the periods the average compensation paid to comparable officers had been in considerable excess of the compensation paid to Messrs. Loback and Hickcox.

         The only long-term incentive plans maintained by the Company are the stock option plans. The compensation of the executive officers consists principally of salary, annual bonus and income and potential gain from stock options. Mr. Loback has never been granted stock options under any of the Company's stock option plans, however he is eligible to receive such grants. The perquisites and other benefits received by executive officers are incidental to employment.

         The above Committee Report to Shareholders of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed under such acts.

                                                    COMPENSATION COMMITTEE

                                                    Bradley S. Anderson

                                                    Jo Ann Rudd

                                                    William Steinberg

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return of Continental Homes Holding Corp., the S&P 500 Index and the S&P Homebuilding Index:

- ------------------------------------ -------------- -------------- -------------- -------------- -------------- --------------
                                        May-91         May-92         May-93         May-94         May-95         May-96
- ------------------------------------ -------------- -------------- -------------- -------------- -------------- --------------
Continental                             100.00         133.54         151.51         163.42         182.34         297.25
- ------------------------------------ -------------- -------------- -------------- -------------- -------------- --------------
S&P Homebuilding                        100.00         109.85         122.61         127.83         153.64         197.33
- ------------------------------------ -------------- -------------- -------------- -------------- -------------- --------------
S&P 500                                 100.00         112.21         152.24         125.14         137.79         144.83
- ------------------------------------ -------------- -------------- -------------- -------------- -------------- --------------

         The above graph is based upon common stock and index prices calculated as of May 31 for each of the last five fiscal year-end periods. The Company's May 31, 1996 closing price per Common Share was $24.625. As of July 3, 1996 the Company's Common Shares closed at $21.50 per share. The stock price performance of Continental Homes Holding Corp. depicted in the graph above represents past performance only and it not indicative of future performance.

                                  PROPOSAL TWO

         This proposal is to approve amendments to the Company's By-Laws. The amendments would (1) classify the Board of Directors into three classes as nearly equal in size as possible; (2) provide that the Board of Directors shall be composed of not fewer than three and not more than ten directors; (3) provide that directors may be removed for cause and only with the affirmative vote of eighty percent (80%) of the outstanding shares; and (4) provide that these provisions may be amended or repealed only by an affirmative vote of seventy-five percent (75%) of the outstanding shares.

Classified Board

         To enhance continuity and stability of the Board of Directors, the Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment to Section 2.1 of the By-Laws to provide for the classification of the Board of Directors into three classes of directors, with staggered terms of office.

         The Company's By-Laws currently provide that all directors are to be elected to the Board of Directors annually for a term of one year. Delaware law permits provisions in a certificate of incorporation or by-law approved by stockholders that provide for a classified board of directors. The proposed amendment to the By-Laws, described in Exhibit A to this Proxy Statement, would provide that (exclusive of directors who may be elected by the holders of one or more series of preferred stock) directors would be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 1997 Annual Meeting, another class would hold office initially for a term expiring at the 1998 Annual Meeting and one class would hold office initially for a term expiring at the 1999 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. A director appointed in between terms due to vacancies or newly created directorships would hold office until the end of the unexpired portion of the term of the class to which they have been elected. See "Election of Directors" as to the composition of each class of directors if this proposal is adopted.

         The proposed classified board amendment will significantly extend the time required to effect any change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will take at lease two Annual Meetings for stockholders to make a change in control of the Board of Directors because only a minority of the directors will be elected at each meeting. The Company's management knows of no specific effort or plan to accumulate the common shares or to obtain control of the Company. The purpose and intended effect of the amendment is to enhance the continuity and stability of the Company's management and Board of Directors by making it more difficult for stockholders to remove or change the incumbent members of the Board of Directors.

ADVANTAGES

         The classified board proposal is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the classified board proposal will assist the Board of Directors in protecting the interest of the Company's stockholders in the event of an unsolicited offer for the Company.

DISADVANTAGES

         Because of the additional time required to change control of the Board of Directors, the classified board proposal will tend to perpetuate present management. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the company without the cooperation of the Board of Directors it may discourage the acquisition of large blocks of the Company's shares by causing it to take longer for a person or group of persons who acquire such a block of shares to effect a change in management. The classified board proposal will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable and in their best interest.

Size of Board; Removal of Directors and Amendments

         The Company's current By-Laws require that the Board be composed of a minimum of three directors but set no maximum number of directors. The proposed amendment provides that the number of directors that constitutes the entire board may not exceed ten, except in the case of any increase in the number of directors by reason of any provision entitling the holders of any one or more series of preferred stock of the Company, voting as a class, to elect additional directors in specified circumstances. The number of directors may be changed by resolution of a majority of the entire Board or by the holders of seventy-five percent (75%) of the outstanding shares entitled to vote, but no decrease may shorten the term of any incumbent director. Under Delaware law, unless the Certificate of Incorporation provides otherwise, directors serving on a classified board may only be removed for cause. Since the Company's Certificate of Incorporation does not provide otherwise, and the current By-Laws provide that a director may be removed with or without cause, the proposed amendment to the By-Laws provides that the directors may be removed only for cause and only by the affirmative vote of holders of eighty percent (80%) of the Company's common stock. The proposed amendment also provides this provision may be amended or repealed only by an affirmative vote of 75% of the outstanding shares

ADVANTAGES

         The primary purpose of the provision limiting the number of directors to ten is to reinforce the intended effect of the classified board by negating the possibility of a change in control of the Board by an increase in its size to a number which gives control of the Board to members appointed to newly created directorships. The primary purpose of the provisions regarding removal for cause is to preclude the removal of any director or directors by a takeover bidder or otherwise, unless removal is warranted for reasons other than control of the Board. For a takeover bidder to obtain effective control of the Company, it presently would need to control at least a majority of the Board votes. One popular method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and to use that voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a director would defeat this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. Under the amendment, directors can still be removed but only by a vote of eighty percent (80%) of the shareholders at an annual meeting or a special meeting of the shareholders called for such purpose, and only for cause. The proposal is not being made as a result of any prior effort to remove a director. The provisions of the amendment can only be amended or repealed by a vote of 75% of the outstanding shares to prevent a takeover bidder or their entity from eliminating the protections of the amendment by a majority vote in the course of a takeover attempt. The Board believes this 75% vote requirement is an essential part of the protection provided by the amendment. All of these provisions are consistent with, and supportive of, the concept of a classified board in that they tend to moderate the pace of change in the Board of Directors. The Board believes that the amendments will properly condition a director's continued service upon his ability to serve rather than his position relative to a dominant shareholder.

DISADVANTAGES

         The amendment will make the removal of any director more difficult, even if such removal is believed by the shareholders to be in their best interests, and will eliminate the shareholder's ability to remove a director at will. Since the amendment will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management. Furthermore, the limit on the size of the Board will make an increase in the size of the Board in excess of the specified limit impossible without Board and shareholder approval, thus, perhaps eliminating the opportunity to elect additional members to the Board.

         Shareholders should recognize that the amendment will make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of a majority of the Company's outstanding shares, cause for such removal may exist. Moreover, the proposed amendment may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the shareholders.

Required Vote

         In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the shares of stock eligible to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
                                         ---

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen & Co., independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1997. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the next Annual Meeting must be received by the Company on or before March 26, 1997 in order to be included in the Proxy Statement and proxy for the 1997 meeting. The mailing address of the Company for submission and any such proposals is 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, Attn.: Secretary.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended May 31, 1996, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above which are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

         The entire cost of solicitation of proxies in the accompanying form will be borne by the Company. The Company will reimburse brokers for their costs associated with transmitting these materials to persons from whom such brokers hold Common Shares. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, by personal interview, telephone and telecopy.

         The Company's Annual Report to Stockholders (which is not a part of the proxy solicitation material) is being mailed to stockholders together with the Proxy Statement.

         Stockholders wishing to receive a copy of the Company's Fiscal 1996 Annual Report on Form 10-K (including the financial statement and schedules thereto) filed with the Securities and Exchange Commission may obtain one without charge by making a written request to Investor Relations, Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253.

                                              By Order of the Board of Directors



                                                       JULIE E. COLLINS
                                                          Secretary

                                                                       EXHIBIT A


Text to Amendment to Section 2.1 of the Company's By-Laws.

"Section 2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the Board, which shall consist of not fewer than three and not more than ten directors, except in the case of any increase in the number of directors by reason of any provision entitling the holders of any one or more series of preferred stock of the Company, voting as a class, to elect additional directors in specified circumstances. The number of directors may be changed by resolution of a majority of the entire Board or by the holders of seventy-five percent (75%) of the outstanding shares entitled to vote, but no decrease may shorten the term of any incumbent director. Directors shall be elected by the holders of record at annual meetings of stockholders. The directors (exclusive of directors who may be elected by the holders of one or more series of preferred stock) shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the whole number of directors of the Board of Directors. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term of office for members of the second class shall expire at the annual meeting one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial term, and the succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. In the interim between annual meetings of stockholders, newly created directorships, and any vacancies in the board of directors, including vacancies created from the removal of directors for cause, may be filled by election by a majority of the remaining directors then in office. Any director so elected shall serve for the unexpired term of office or until his successor is elected and qualified or until his earlier resignation or removal as further defined in Section 2.9. This classified board provision may be amended or repealed and any provision that is inconsistent may be adopted only by an affirmative vote of holders of seventy-five percent (75%) of the Company's common stock."

Text of Amendment to Section 2.9 of the Company's By-Laws.

"Section 2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of the resignation, unless required by its terms, shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed from office by stockholders only for cause and only by the affirmative vote of holders of eighty percent (80%) of the Company's common stock. Any director may be removed by the Board of Directors for cause. This provision may be amended or repealed and any provision that is inconsistent may be adopted only by an affirmative vote of holders of seventy-five percent (75%) of the Company's common stock."

                         CONTINENTAL HOMES HOLDING CORP.
            7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ 85253
           This Proxy is Solicited on Behalf of The Board of Directors

         The undersigned hereby appoints Donald R. Loback and W. Thomas Hickcox, and each of them severally, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Continental Homes Holding Corp. (the "Company") held of record by the undersigned on June 26, 1996, at the Annual Meeting of Stockholders to be held on August 29 1996 and any adjournment thereof.

                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS ONE AND TWO
(1)  FOR ELECTION AS DIRECTORS OF ALL NOMINEES LISTED BELOW TO SERVE UNTIL THE 1997 ANNUAL MEETING OF
     STOCKHOLDERS (except as indicated to the contrary below).
     [ ]  FOR all nominees listed below                      [ ]  WITHHOLD AUTHORITY to vote
              (except as indicated to the contrary below)         for all nominees listed below
Donald R. Loback, W. Thomas Hickcox, Robert B. Ryan, Timothy C. Westfall, Jo Ann Rudd, William Steinberg,  Bradley S. Anderson,
Peter D. O'Connor  (INSTRUCTION:  To withhold authority to vote for any nominee, indicate the individual nominee's name on space provided below.)

____________________________________________________________________________________________________________
(2)  TO AMEND THE BY-LAWS OF THE COMPANY TO PROVIDE (I) FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS
     INTO THREE  CLASSES; (II) THAT A DIRECTOR MAY BE REMOVED BY SHAREHOLDERS ONLY FOR CAUSE AND ONLY
     WITH THE APPROVAL OF EIGHTY PERCENT (80%) OF THE OUTSTANDING SHARES; (III) THAT THE BOARD OF DIRECTORS
     SHALL BE COMPOSED OF NOT FEWER THAN THREE AND NOT MORE THAN TEN DIRECTORS; AND (IV) THAT THESE
     AMENDMENTS MAY BE AMENDED OR REPEALED ONLY BY AN AFFIRMATIVE VOTE OF SEVENTY-FIVE PERCENT (75%)
     OF THE OUTSTANDING SHARES.
     [ ] FOR          [ ]   WITHHOLD AUTHORITY           [ ]    ABSTAIN
(3)      In their discretion, the Proxies are authorized to vote upon such other business as may  properly  come  before the meeting or any  adjournment thereof.





This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

                                            Please sign  exactly as name appears
                                            below. When Shares are held by joint
                                            tenants,   both  should  sign.  When
                                            signing   as   attorney,   executor,
                                            administrator,  trustee or guardian,
                                            please  sign your name and  indicate
                                            full    title   as   such.    If   a
                                            corporation,  an authorized  officer
                                            should  sign his  name and  indicate
                                            his title. If a partnership,  please
                                            sign   in   partnership    name   by
                                            authorized person.

                                            Dates:______________________________

  Receipt of Notice of Meeting and
  Proxy Statement is hereby acknowledged.   ____________________________________
                                                         Signature

                                            ____________________________________
                                                   Signature if held jointly
Please sign, date and mail in the enclosed envelope


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